PLANTRONICS, INC.
CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2016

Introduction

This Conflict Minerals Report for the calendar year ended December 31, 2016 (“CY 2016”) is presented by Plantronics, Inc. (“we” or the “Company”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Plantronics is a global company that manufactures and contracts to manufacture communications headsets and related equipment, as listed on our Form SD of which this report is a part, from a global supply chain with many levels. We work with our supplier base to identify the facilities processing Tin, Tantalum, Tungsten and Gold (3TG) in our supply chain.

As part of the RCOI described in Form SD, Plantronics performed a supplier survey using the Conflict Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (CMRT) during the second half of CY 2016. All 60 direct first tier suppliers providing components used in Plantronics products within scope of the rule as described further in the Form SD) were included in the survey utilized for both RCOI and Due Diligence. The information obtained in the survey indicated that there was reason to believe that a portion of the 3TG used in Plantronics products may have originated in the Democratic Republic of Congo or the adjoining countries (the “covered countries”) and were not exclusively from scrap or recycled sources, triggering the due diligence steps described in the following sections.

Design and Execution of Due Diligence

We designed and implemented the majority of our due diligence measures in preparation for the reporting year CY 2013 with incremental modifications we have made over time to improve and refine the process, such as implementing supplier survey software and onsite supplier audits. These measures were substantially continued in CY 2016 and are described herein. They are designed to conform, in all material respects, to the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2012) including the Supplement on Tin, Tantalum and Tungsten, as well as those portions of the OECD Supplement on Gold applicable to downstream companies (collectively the “OECD Guidance”). In accordance with the five step OECD Guidance, our measures are designed to determine, to the best of our ability, the source of the 3TG materials necessary for the functionality and/or production of our products, to ascertain if the materials originated in one of the covered countries, and if so, whether armed groups directly or indirectly benefited as a result.

1. Establish Strong Company Management Systems

•	Plantronics has a company Conflict Minerals team consisting of representatives from the Compliance, Legal, Operations/Materials, Quality, and Supplier Quality Engineering departments.

•	Plantronics has a conflict minerals policy statement publicly available at http://www.plantronics.com/us/about/global-citizenship/product-stewardship/#section4

•
We maintain a grievance reporting system open to both employees and suppliers through our ethics reporting system at http://www.plantronics.com/us/about/global-citizenship/product-stewardship/#section4

•	In addition to any annual survey using the CMRT, supplier obligations and requirements in this regard have been incorporated into the Supplier Code of Conduct, which is available on the corporate governance section of our website. In addition, Conflict Minerals Requirements, including due diligence and participation in annual supplier survey, are included in our controlled “Purchasing & Supplier Management” methods and procedures document.

•	Plantronics purchase orders and contracts include a supplier Conflict Minerals Due Diligence expectations clause.

•
Plantronics establishes and maintains long term relationships with the majority of our first tier Original Design, Contract, and Custom Part Manufacturers to facilitate engagement with suppliers to improve due diligence performance.

•
Since we have limited direct relationships with any facilities processing 3TG, we are an active participant in the Conflict Free Sourcing Initiative (CFSI) (http://www.conflictfreesourcing.org/about/members-and-collaborations/) to aid the development of conflict free supply chains at the smelter or refiner level and further upstream.

•	Conflict Minerals materials records are maintained pursuant to our records retention policy.

•	The Conflict Minerals Team includes a section that provides information regarding conflict minerals program progress and findings to upper management in a formal quarterly compliance report.

•	We created a controlled Methods and Procedures document regarding Conflict Minerals Due Diligence
Procedures.

•
Since CY2014 we have used a software tool to improve management and auditability of supplier communications, as well as to request, receive, evaluate, store, and determine statistics on incoming CMRTs.

•
Starting in CY 2015 our supplier quality team has conducted Conflict Minerals Ongoing Compliance surveys of selected first tier suppliers’ conflict minerals due diligence programs. Suppliers were selected based on the criticality of components to Plantronics products and the amount of 3TG likely present and the number of 3TG processing facilities in their supply chain, based on previous years’ surveys. These supplier were primarily Original Design Manufacturers (ODMs) and cable or transducer suppliers. These surveys assessed policy, training, record retention and data validation. Seven such surveys were performed in 2016, two of the surveys found supplier deficiencies which were addressed by corrective action plans, both of which were successfully completed.

2. Identified and Assessed Risk in the Supply Chain

•
Prior to conducting the CY2016 supplier survey we conducted face to face one-on-one training with ten selected critical suppliers in Asia. Training was primarily focused on ensuring a complete smelter list by proper scoping of products and components to identify all likely locations of 3TG, including parts and components purchased by the 1st tier supplier.

•
We conducted a supplier survey of the 60 direct first tier suppliers providing products or components within scope of the rule; necessary for the functionality of our products and likely to contain 3TG. The survey required that the supplier return the then current version of the CMRT (4.1x or higher). Our request included information to inform the suppliers of Plantronics’ reporting obligations under the Conflict Minerals Rule as well as the assistance required from our supply chain, and the resulting expectations for the sourcing of conflict minerals. A link to the Plantronics’ Conflict Minerals policy was included in the request.

•
Reminders, late notices and delinquent notices were sent to non-responsive suppliers. Commodity Managers were involved in escalation at the time of the delinquent notices. We did not find it necessary to restrict business or disengage from any supplier due to failure to respond to the survey.

•
All incoming CMRTs underwent a two-step review process. The first step is a PASS/FAIL check by our Conflict Minerals software for completeness and internal consistency of the declaration and submitted smelter list. A message was automatically sent by the software system to suppliers submitting CMRTs containing errors, with an explanation of the error and a request for corrective action and re-submission.

•
Once CMRTs passed this first evaluation, they were then evaluated by internal compliance engineers on an ACCEPT/MODIFY basis for consistency with the known content and complexity of the products or components provided. A message was sent to suppliers submitting CMRTs found insufficient or incomplete with an explanation and request for corrective action. We continued to communicate with those suppliers to improve the content and quality of their responses. Greater than 90% of the suppliers responded by returning a CMRT, and eventually 96% of those responses were accepted after review and, in some cases, correction.

•	In addition, we used a data mining service to obtain conflict minerals information, also using the CFSI CMRT, from manufacturers of off-the-shelf components with whom we had no direct relationship.

•	Facilities processing 3TG reported by our supply chain were categorized, based on information available through CFSI, as

•	Legitimate Smelters or Refiners (SORs)

•	Entities determined to not be legitimate or active SORs during the reporting period

•	Entities alleged to be SORs, whose business could not be determined during the reporting period.

•
In addition to SORs known to, or believed to, source from the covered countries who were not validated as conflict free, Plantronics identified non-legitimate or alleged smelters as a source of risk, since the actual source of the 3TG is not known.

3. Designed and Implemented a Strategy to Respond to Identified Risks

•
We have continuously conducted research into “alleged” SORs - companies reported that were not on any list of known SORs- reported in our supplier survey to determine the nature of these entities’ business. This effort is done both through collaborative efforts in CFSI, and our own independent research in areas where we have associates that speak the local language. Through these efforts the final number of “alleged” SORs has been significantly reduced progressively from the number in previous reporting years, from 83 in CY2013 to 46 in CY2014 to none in CY 2015 and again in CY2016 final survey results. This is attributable to determining that many of the alleged SORs were indeed legitimate SORs or legitimate SOR aliases, or determination of the company’s actual business, as well as improved supplier reporting.

•
We asked suppliers initially reporting non-smelters or alleged smelters to verify the information and if possible, identify actual smelters. We gave feedback concerning the actual nature of a non-smelter’s business to the supplier when such information was available, primarily through CFSI collaborative efforts.

•	We continued to work within CFSI teams to determine the legitimacy of any “alleged SORs” reported by our supply chain or other CFSI members.

•	We encouraged known smelters not yet validated as Conflict Free to participate in Conflict Free Smelter Program (CFSP).

•
We conduct outreach in coordination with CFSI to encourage legitimate SORs reported by our supply chain that have not been validated as DRC conflict free by a recognized conflict free program such as Conflict Free Smelter Program, London Bullion Market Association, Responsible Jewelry Council or TI-CMC, to enter such a program.

4. Carry out independent 3rd Party Audit of Smelters’/Refiners’ Due Diligence Practices

•
Because Plantronics has few direct business relationships with smelters, we worked within industry initiatives to implement validation of DRC conflict free smelters as outlined in OECD Guidance for downstream companies. We relied on the results of audits conducted by CFSP to determine smelters’ Due Diligence Practices.

5. Report Annually on Supply Chain Due Diligence

•
Our Form SD and this Report together constitute our annual report on our Conflict Minerals Due Diligence. These have been filed with the SEC and are available on our website at http://www.plantronics.com/us/about/global-citizenship/product-stewardship/#section4

Results of due diligence performed

•
Most of our direct supplier responses represented their supply chain at a company-level rather than being product- specific. Therefore, the list of processing facilities contained in this report may contain more facilities than those that actually process the conflict minerals contained in our products. The total number of unique entities reported as smelters or refiners by the Plantronics supplier base as result of CY 2016 Supplier Survey was 330. Of these, 300 have been confirmed as being legitimate SORs by the CFSI, 30 are known to not be legitimate SORs, and there were no reported entities whose status could not be confirmed as of our cutoff date of May 25, 2017.

•
Of the 300 legitimate SORs reported by the supplier base, 244 had been validated by CFSP as being in conformance with a CFSI recognized conflict free audit protocol (CFSP, London Bullion Market Association, or Responsible Jewelry Council). Another 21 were in process or communication with CFSP, or participating in another recognized program, but had not achieved validated status as of May 12, 2016.

•
The 30 entities reported by our supply chain that are not currently considered legitimate smelters fell into two categories: thirteen companies that had been reclassified by CFSI due to better understanding of their business (group company or did not meet protocol definition of a smelter), and seventeen legitimate smelters that had either temporarily or permanently suspended operations.

•
The remaining legitimate smelters require outreach to encourage participation in a conflict free program. Plantronics actively participates in CFSI targeted outreach through email and, in countries where we have associates that speak the local language, telephone calls. We also interact directly with selected smelters to help guide them through the CFSP audit process.

•
Of the 300 legitimate SORs reported by the supplier base, we determined during RCOI that there was no reason to believe that 148 of the SORs sourced or may have sourced any minerals from the covered countries.

•
Of the remaining smelters with definitive RCOI information available through CFSI or other publicly available information, 28 were known or reasonably believed to directly or indirectly source minerals from the DRC, the surrounding countries or countries known as possible routes for smuggling or export of minerals out of the DRC. All 28 are CFSP validated. The facilities not eliminated during RCOI, along with the location of the facility and the conflict free status are listed in Table I. The countries believed to be the source of 3TG in our products are listed in Table II.

•
Although the number of SORs reported by our supply chain that have not been validated as conflict free has decreased year over year, the smelter information collected from our suppler base continued to include a number of legitimate smelters or refiners that had not been audited and validated as DRC Conflict Free by the CFSP, or any other recognized organization. The existence of such facilities in our supply chain is sufficient to prevent us from declaring with certainty that no armed groups directly or indirectly benefitted as a result of the mining, transport for processing of 3TG in our products. For these reasons, we are unable to determine that any of our products or product categories are DRC Conflict Free.

Steps to be taken to further mitigate risk

We intend to take the following steps to build on momentum established in the past three years to improve the due diligence conducted, and to further mitigate the risk that the necessary conflict minerals in our products benefit armed groups in the Covered Countries:

•	Increase the number of off-the-shelf part manufacturers from whom conflict minerals data is obtained.

•
Maintain membership and active participation within CFSI, conducting research into smelter operations, sourcing and compliance. Continue to conduct coordinated outreach to encourage more smelters to participate in recognized conflict free validation programs such as the Conflict Free Smelter Program.

•	In Co-ordination with CFSI, engage directly with selected smelters to help guide them through the CFSP audit process.

•
Take advantage of added CFSI resources by adding a link on our website to CFSI conflict minerals specific grievance system in addition to the existing PLT company grievance system, and utilize CFSI incident reporting tool to evaluate risk and red flags in upstream supply chain.

•
Strongly encourage our supply chain to source only from validated conflict free smelters, in particular those sourcing responsibly within the DRC and adjoining countries, to the greatest extent possible.

•
Work with our supply chain to reduce or discontinue sourcing materials from SORs that have consistently refused to participate in any conflict free programs, or SORs that have failed audits or declined to undergo re-audits.

•
Engage a third party audit to validate status of selected suppliers who report only validated conflict free smelters in their supply chain and who have also passed Conflict Minerals process survey by Plantronics Supplier Engineering team.

Table I. Plantronics Smelter List

The list of reported SORs is as of May 25, 2017 and status and RCOI data is from CFSI as of May 12, 2017. The list includes 148 SORs that are either known to obtain at least some minerals from the covered countries or are SORs where the source of the minerals was not disclosed and could not be determined. Gold refiners validated as conflict free through LBMA or RJC are not required to disclose country of origin, so they are included in this list. It does not include those SORs that source only from outside the covered countries as determined through RCOI, or process only recycled or scrap materials. As the majority of our suppliers responded to surveys at a company level rather than with respect to specific products, and due to the complexity of the electronics supply chain, as well as the diversity of both our products and our suppliers’ products, we cannot conclude with certainty that material from all of the smelters reported by our supply chain and included in this report are actually contained in Plantronics’ products.
“Country” refers to the location of the facility, not the source of minerals. The smelter location was not used for RCOI, since it does not necessarily determine the source of the ore, although location near abundant mineral resources can be an indicator of mineral sourcing. The general geographical breakdown of the location of all the legitimate reported smelters is as follows:

Region	Number
Asia	187
Europe	36
North America	32
South America	17
Russia and Central Asia	18
Middle East	6
Africa	4

Status is defined as:

Compliant: Smelters or refiners that have been audited and have been validated as compliant with the Conflict-Free Smelter Program or cross recognized (LBMA, RJC) assessment protocols.

Not Validated: Legitimate Smelters or refiners who have not yet completed a CFSP or cross recognized audit validating a conflict free process.

CFSI Active: Smelters and refiners on the Active list have committed to undergo a CFSP audit.

Status data from CFSI as of May 12, 2017:

Metal	Smelter Name	Smelter Location	CFSI Smelter ID	Status
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant
Gold	Aurubis AG	GERMANY	CID000113	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant
Gold	Boliden AB	SWEDEN	CID000157	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant
Gold	Japan Mint	JAPAN	CID000823	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Compliant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSP Active
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	CFSP Active
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	CFSP Active
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	CFSP Active
Gold	Bangalore Refinery	INDIA	CID002863	CFSP Active
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Validated
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Not Validated
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Validated
Gold	Chugai Mining	JAPAN	CID000264	Not Validated
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Validated
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Validated
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Validated
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Validated
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Validated
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	Not Validated
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Validated
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Validated
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Validated
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Validated
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Validated
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Validated
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Not Validated
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Validated
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Validated
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754	Not Validated

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Validated
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Validated
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Validated
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Validated
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Validated
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Validated
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Validated
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Validated
Gold	SAAMP	FRANCE	CID002761	Not Validated
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Validated
Gold	Sai Refinery	INDIA	CID002853	Not Validated
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant
Tantalum	Duoluoshan	CHINA	CID000410	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Compliant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant
Tin	Thaisarco	THAILAND	CID001898	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSP Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSP Active

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSP Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSP Active
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIETNAM	CID002572	CFSP Active
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	CFSP Active
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Validated
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Not Validated
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Validated
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Not Validated
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Not Validated
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Not Validated
Tin	An Thai Minerals Co., Ltd.	VIETNAM	CID002825	Not Validated
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	CFSP Active
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Validated
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Validated

Table II. The Countries of Origin for the minerals present in Plantronics products are believed to potentially include, but may not be limited to, the following. Information is from CFSI smelters, news reports, industry associations, metals brokers’ reports, and USGS reports (Countries listed for 3T are reported to account for ~98% of global mined ore):

Tungsten: DRC, Burundi, Rwanda, China, Vietnam, Russia, Canada, Bolivia, Austria, Spain, Portugal, United Kingdom, Republic of Korea, Untied States, DRC, Japan, Mexico, Cambodia, Mongolia, Uzbekistan

Tantalum: DRC, Rwanda, Burundi, Brazil, Mozambique, China, Nigeria, Ethiopia, Canada, Australia, Uganda, Austria, Bolivia, Cambodia, Colombia, Japan, Mexico, Mongolia, Nigeria, Portugal, Russia, Spain, Zimbabwe

Tin: DRC, Burundi, Rwanda, Uganda, China, Indonesia, Myanmar, Peru, Bolivia, Brazil, Australia, Malaysia, Nigeria, Russia, Thailand, Vietnam, Russia, Portugal, Mongolia

Gold: China, Australia, Russia, United States, Peru, Canada, South Africa, Mexico, Uzbekistan, Ghana, Brazil, Papua New Guinea; DRC, Kazakhstan, Argentina, Tanzania, Mali, Dominican Republic, Columbia, Philippines Chile, Burkina Faso, Ivory Coast, Mongolia, Turkey, Guinea, Senegal, Togo, Panama